Exhibit 10.1


                          SECURITIES PURCHASE AGREEMENT


            THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of March 31, 2005 among Protein Polymer Technologies, Inc., a Delaware corporation (the "Company"), and the other Persons listed on Annex A hereto (sometimes referred to herein individually as "Investor" and sometimes collectively as "Investors").

            1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined in this Section 1 and those accounting terms used in this Agreement not defined in this Section 1 shall, except as otherwise provided for herein, be construed in accordance with those generally accepted accounting principles that the Company is required to employ by the terms of this Agreement. If and so long as the Company has any Subsidiary, unless otherwise noted herein, the accounting terms defined in this
Section 1 and those accounting terms appearing in this Agreement but not defined in this Section 1 shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated.

                   "2003 Annual Report" shall mean the Company's Report on Form 10-KSB for the fiscal year ended December 31, 2003.

                   "2003 Amendment to Annual Report" shall mean the Company's Amendment No. 1 on Form 10-KSB/A for the fiscal year ended December 31, 2003.

                   "2004 Annual Report" shall mean the Company's Report on Form 10-KSB for the fiscal year ended December 31, 2004.

                   "Action" shall mean any action, suit, arbitration or other legal, administrative or other proceeding by or before any court, arbitrator or Governmental Entity.

                   "Agreement" shall mean this Securities Purchase Agreement.

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                   "Balance Sheet" shall have the meaning assigned to it in
Section 5.8 hereof.

                   "Balance Sheet Date" shall have the meaning assigned to it in
Section 5.8 hereof.

                   "Board" shall mean the Board of Directors of the Company.

                   "California Securities Law" shall mean the California Corporate Securities Law of 1968, as amended.

                   "Code" shall mean the Internal Revenue Code of 1986, as amended.

                   "Common Stock" shall mean the Company's common stock, par value $0.01 per share.

                   "Commission" shall mean the Securities and Exchange
Commission.

                   "Effectiveness Deadline Date" shall have the meaning set forth in Section 7.1(a) hereof.

                   "Equity Security" shall mean the Common Stock, or any security convertible into the Common Stock, or any security carrying any warrant or right to subscribe to or purchase the Common Stock, or any such warrant or right.

                   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                   "Form 10-QSB" shall mean the Company's Report on Form 10-QSB for the quarterly period ended September 30, 2004.

                   "Governmental Entity" shall mean any federal, state, local or foreign governmental bureau, commission, board, agency or instrumentality.

                   "Holder" of any security shall mean the record or beneficial owner of such security.

                   "Holders of a Majority of the Restricted Stock" shall mean, on a given date, the Person or Persons who are the Holders of greater than 50% of the Restricted Stock.

                   "Institutional Investor" shall mean a non natural Person which is a business formed for the exclusive purpose of making investments in securities,

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excluding so called "family offices" (which are entities which are Affiliates of high net worth individuals), but specifically including entities commonly known as "hedge funds."

                   "Initial Closing" and "Initial Closing Date" shall have the meanings assigned to such terms in Section 3(b) hereof.

                   "Initial Investor" shall mean those Investors purchasing Shares and Warrants at the Initial Closing.

                   "Investor" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

                   "Material Adverse Effect" shall mean a material and adverse effect on the business, assets, property or financial condition of the Company, taken as a whole.

                   "Person" shall mean any natural person, corporation, trust, association, company, partnership, limited liability company, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

                   "Required Initial Payment" shall mean, with respect to each Investor, the number of Shares purchased by such Investor at the Initial Closing, multiplied by $0.33, as set forth on Annex A-1 hereto,.

                   "Restricted Stock" shall mean (a) the Shares, (b) the Common Stock issued or issuable to the Investors upon exercise of the Warrants (b) any securities issued or issuable (either directly or upon exercise of any warrant, right, or other security) with respect to the Common Stock referred to in clauses (a) and (b) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger or consolidation or reorganization; provided, however, that shares of Common Stock shall only be treated as Restricted Stock if and so long as they have not been
(i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale.

                   "Rule 144" shall mean Rule 144 of the Commission under the Securities Act.

                   "Securities" shall have the meaning assigned to it in Section 2 hereof.

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                   "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                   "Shares" shall have the meaning assigned to such term in
Section 2 hereof.

                   "Subscription Deposit" shall mean, with respect to each Investor in a Subsequent Closing, the number of Shares subscribed for to be purchased by such Investor at a Subsequent Closing, multiplied by $0.33, as set forth on Annex A-2 hereto, as the same may be amended from time to time on or prior to the Last Potential Closing Date.

                   "Subsequent Closing" and "Subsequent Closing Date" shall have the meanings assigned to such terms in Section 3(c) hereof.

                   "Subsidiary" shall mean any Person, at least 50% of the outstanding voting stock of which is at the time owned or controlled directly or indirectly by the Company or by one or more of such subsidiary entities or both, where "voting stock" means any shares of stock having general voting power in electing the board of directors.

                   "Suspension Period" shall have the meaning assigned to it in
Section 7.1(b) hereof.

                   "Warrant Stock" shall have the meaning assigned to it in
Section 2 hereof.

                   "Warrants" shall have the meaning assigned to it in Section 2 hereof.

            2. Authorization of Securities. The Company has authorized the issue and sale of up to (i) 30,303,030 shares of its Common Stock (the "Shares") and
(ii) warrants, having terms and conditions in the form of warrant attached hereto as Annex B (collectively, the "Warrants"), to purchase up to an aggregate of 15,151,515 shares of Common Stock (the "Warrant Stock"). The Shares, the Warrants and the Warrant Stock are sometimes referred to herein individually and collectively as the "Securities."

            3. Sale and Purchase of the Shares and Warrants.
               ---------------------------------------------

               (a) Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Initial Investor, and each Initial Investor severally agrees to purchase from the Company, at the Initial Closing on the Initial Closing Date, (i) the number of Shares and (ii) the Warrants to purchase the number of shares of Warrant Stock, in each case as set forth opposite its name on Annex A-1 hereto

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


with respect to the Initial Closing, and each Initial Investor shall pay to the Company the Required Initial Payment.

               (b) The initial closing of the sale and purchase by the Initial Investors of the Shares (the "Initial Closing") shall occur at the offices of Paul, Hastings, Janofsky & Walker LLP, 515 South Flower Street, Los Angeles, California, at 10:00 A.M., California time, on April 1, 2005 or at such different time or day as the Initial Investors and the Company shall agree (the "Initial Closing Date"). At the Initial Closing (or within one week thereafter to allow for processing by the Company's transfer agent), the Company will deliver to each Initial Investor instruments or certificates evidencing the Securities being purchased by it, each of which shall be registered in such Initial Investor's name as stated on Annex A-1 hereto with respect to the Initial Closing, against delivery to the Company of payment by cashier's check or wire transfer in an amount equal to the Required Initial Payment of such Initial Investor.

               (c) After the Initial Closing until the close of business on April 15, 2005 (the "Last Potential Closing Date"), additional Shares (which, together with the Shares issued at the Initial Closing, shall not exceed 30,303,030 shares in the aggregate) and additional Warrants (which, together with the Warrants issued at the Initial Closing, shall not represent the right to acquire more than 15,151,515 shares of Warrant Stock in the aggregate) may be subscribed for, at one or more Subsequent Closings (each a "Subsequent Closing"). Each Subsequent Closing shall be effective upon the date (a "Subsequent Closing Date") of the Company's acceptance from an Investor of a cashier's check or wire transfer funds in the amount of such Investor's Subscription Deposit and the applicable Investor having entered into and become a party to this Agreement. At the Subsequent Closing (or within one week thereafter to allow for processing by the Company's transfer agent), the Company will deliver to the Investor instruments or certificates evidencing the Securities being purchased by the Investor at the Subsequent Closing, each of which shall be registered in such Investor's name as stated on Annex A-2 hereto with respect to the Subsequent Closing, as the same may be amended from time to time prior to the Last Potential Closing Date.

               (d) Notwithstanding the foregoing, no Shares and no Warrants, shall be offered or sold after the Initial Closing to any Investor if, in the opinion of the Company and its counsel, (i) such offer and sale would not be exempt from the registration and prospectus delivery requirements of the Securities Act and exempt from the registration or qualification requirements of all applicable state securities laws, or (ii) such offers and sales would detract from or adversely affect the availability and effectiveness of the exemption from or compliance with such federal and state requirements relied upon in respect of the offer and sale of Shares and Warrants to the Investors at the Initial Closing.

               (e) Immediately prior to the Initial Closing, the Company shall prepare Annex A-1 with respect to the Initial Investors purchasing Shares and Warrants

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at the Initial Closing. Immediately prior to a Subsequent Closing, the Company shall prepare Annex A-2 with respect to the Investors subscribing for Shares and Warrants at such Subsequent Closing. Promptly after each Subsequent Closing, the Company shall amend Annex A-2 as appropriate.

               (f) Notwithstanding the foregoing, the Company shall not accept any Subscription Deposit from any Institutional Investor at a Subsequent Closing without the prior written consent of each Initial Investor whose Required Payment at the Initial Closing was at least $400,000.

            4. Register of Securities; Restrictions on Transfer of Securities; Removal of Restrictions on Transfer of Securities.

               4.1 Register of Securities. The Company or its duly appointed agent shall maintain a separate register for the Common Stock and Warrants in which it shall register the issue and sale of all such securities. All transfers of the Securities shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of the Securities as the actual holder of the Securities so registered until the Company or its agent is required to record a transfer of such Securities on its register. Subject to Section 4.2(c) hereof, the Company or its agent shall be required to record any such transfer when it receives the Security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing.

               4.2 Restrictions on Transfer.

                   (a) Each Investor understands and agrees that the Securities it will be acquiring have not been registered under the Securities Act, and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Each Investor acknowledges that it must bear the economic risk of its investment in the Securities for an indefinite period of time since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

                   (b) Each Investor hereby represents and warrants to the Company that:

                       (i) Such Investor is acquiring the Shares and Warrants (and, if applicable, will acquire the Warrant Stock) it has agreed to purchase for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

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
                       (ii) Such Investor knows of no public solicitation or advertisement of an offer in connection with the Securities.

                       (iii) Such Investor has carefully reviewed this Agreement. Such Investor has had, during the course of the transaction and prior to its purchase of the Shares and Warrants, the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. Such Investor has received all information that it has requested regarding the Company and believes that such information is sufficient to make an informed decision with respect to the purchase of the Shares and Warrants. Without limiting the generality of the foregoing, such Investor has received a copy of (A) the 2003 Annual Report, (B) the 2003 Amendment to Annual Report, (C) the Form 2004 Annual Report, (D) the Form 10-QSB, and (E) the "Risk Factors" attached as Annex C hereto, currently contemplated to be included in the registration statement referred to in Section 7.1(a) hereof.

                       (iv) Such Investor is able to bear the economic risk of its investment in the Shares and Warrants and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of, and protecting its interests with respect to, its investment in the Shares and Warrants. Such Investor is aware of the risk involved in its investment in the Shares and Warrants and has determined that such investment is suitable for it in light of its financial circumstances and available investment opportunities.

                       (v) This Agreement, when executed and delivered by such Investor, constitutes the legal, valid and binding obligations of such Investor and is enforceable against such Investor in accordance with its terms.

                       (vi) Such Investor is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                       (vii) Such Investor's jurisdiction of formation or incorporation (if applicable) and principal place of business or its residency as set forth on the signature page hereof or the annexes hereto by such Investor are accurate.

                       (viii) The purchase by such Investor of the Shares and Warrants hereunder does not violate or conflict with any law or regulation applicable to such Investor.

                       (ix) No Person engaged by such Investor has, or will have, any right or claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

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


                   (c) Each Investor hereby further agrees with the Company as follows:

                       (i) Subject to Section 4.3 hereof, the instruments or certificates evidencing the Securities it has agreed to purchase, and each instrument or certificate issued in transfer thereof, will bear the following legend:

     "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and have been taken for investment purposes only and not with a view to the distribution thereof and, except as stated in an agreement between the holder of this certificate, or its predecessor in interest, and the issuer corporation, such securities may not be sold or transferred unless there is an effective registration statement under such Act covering such securities or the issuer corporation receives an opinion, in form and content reasonably satisfactory to the issuer corporation, of counsel reasonably acceptable to the issuer corporation (which may be counsel for the issuer corporation) stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

                       (ii) The instruments or certificates representing such Securities, and each instrument or certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

                       (iii) Prior to any proposed sale, assignment, transfer or pledge of any Securities by an Investor, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Investor shall give written notice to the Company of such Investor's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and shall be accompanied at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act, or
(ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter in any transaction in compliance with Rule 144, unless otherwise required by the Company's independent transfer agent.

                       (iv) Such Investor consents to the Company's making a notation on its records or giving instructions to any transfer agent of the Common Stock or Warrants in order to implement the restrictions on transfer of the Securities mentioned in this subsection (c).

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                   (d) Each Investor, or each Person executing this Agreement on behalf of an Investor, further represents and warrants to the Company that such Investor or other Person, as the case may be, has been duly authorized to, and has, and as of the Initial Closing, or Subsequent Closing, as applicable, will have, full power and authority (including corporate, if applicable) to, execute and deliver this Agreement on behalf of such Investor, and to make the representations and warranties to the Company in this Section 4 on behalf of such Investor, and to perform the obligations of such Investor under this Agreement.

               4.3 Removal of Transfer Restrictions. Any legend endorsed on a certificate evidencing a Security pursuant to Section 4.2(c)(i) hereof and the stop transfer instructions and record notations with respect to such Security shall be removed and the Company shall issue a certificate without such legend to the holder of such Security (a) upon the sale thereof if such Security and such sale are registered under the Securities Act, (b) if such holder provides the Company with an opinion, in form and content reasonably satisfactory to the Company, of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) if such Security may be sold under subsection (k) of Rule 144.

            5. Representations and Warranties by the Company. In order to induce each Investor to enter into this Agreement and to purchase the Shares and Warrants, the Company hereby represents and warrants to each Investor that, except as set forth on Annex D hereto:

               5.1 Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted, to own and hold its properties and assets, to enter into this Agreement, to issue the Securities and to carry out the provisions hereof.

               5.2 Qualification. The Company is duly qualified as a foreign corporation and in good standing in the State of California. The Company is not qualified to do business as a foreign corporation in any other jurisdiction and such qualification is not required as of the date hereof, except where the failure to be so qualified would not have a Material Adverse Effect.

               5.3 Capital Stock.
                   --------------

                   (a) As of the Initial Closing Date, the authorized capital stock of the Company will consist of (i) 5,000,000 shares of preferred stock, par value $0.01 per share, 71,600 shares of which have been designated as Series D Preferred Stock, 2,000,000 shares of which have been designated as Series X Junior Participating Preferred Stock, 27,317 shares of which have been designated as the Series F Preferred

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Stock, 35,000 of which have been designated as Series G Preferred Stock, 30,000 of which have been designated as Series H Preferred Stock, and 100,000 of which have been designated as Series I Preferred Stock, and (ii) 120,000,000 shares of Common Stock; and the Company will have no authority to issue any other capital stock. There are 1,344.01 shares of Series D Preferred Stock issued and outstanding convertible into 35,840 shares of Common Stock (assuming a stated conversion price of $3.75 per share) or into 336,002 shares of Common Stock (assuming a conversion price of an average market price of $0.40 per share), no shares of Series X Junior Participating Preferred Stock issued and outstanding, 26,420 shares of Series F Preferred Stock issued and outstanding convertible into 704,533 shares of Common Stock (assuming a stated conversion price of $3.75 per share) or into 6,605,000 shares of Common Stock (assuming a conversion price of an average market price of $0.40 per share), 12,700 shares of Series G Preferred Stock issued and outstanding convertible into 2,540,000 shares of Common Stock, 12,182 shares of Series H Preferred Stock issued and outstanding convertible into 1,624,266 shares of Common Stock, and 30,500 shares of Series I Preferred Stock issued and outstanding convertible into 5,545,454 shares of Common Stock, and, as of the Initial Closing, before giving effect to the transactions contemplated by this Agreement, 40,502,177 shares of Common Stock are issued and outstanding, and all such outstanding shares of Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, and Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

                   (b) Except as contemplated by this Agreement or as expressly provided in Annex D to this Agreement, the Company has no outstanding subscription, option, warrant, right of first refusal, preemptive right, call, contract, demand, commitment, convertible security or other instrument, agreement or arrangement of any character or nature whatever under which the Company is or may be obligated to issue Common Stock, preferred stock or other Equity Security of any kind.

               5.4 Corporate Acts and Proceedings. The Company has, and as of the Initial Closing and each Subsequent Closing, as applicable, will have, full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the transactions contemplated hereby. All corporate acts and proceedings required for the authorization, execution and delivery of this Agreement and the offer, issuance and delivery of the Securities and the performance of this Agreement have been lawfully and validly taken or will have been so taken prior to the Initial Closing and each Subsequent Closing, as applicable.

               5.5 Compliance with Other Instruments. The execution, delivery and performance by the Company of this Agreement (a) will not require from the Board or stockholders of the Company any consent or approval that has not been validly and lawfully obtained, (b) will not require the Company to obtain or effect any authorization, consent, approval, license, exemption of or filing or registration with any

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Person, except such as shall have been lawfully and validly obtained prior to the Initial Closing and such as may subsequently be required pursuant to Section 7 hereof, (c) will not cause the Company to violate or contravene, except where such violation or contravention would not have a Material Adverse Effect, (i) any provision of law, (ii) any rule or regulation of any Governmental Entity,
(iii) any order, writ, judgment, injunction, decree, determination or award binding upon the Company, or (iv) any provision of the Certificate of Incorporation, as amended, or Bylaws of the Company, (d) will not cause the Company to violate or be in conflict with, result in a breach by the Company of or constitute (with or without notice or lapse of time or both) a default by the Company under, any material agreement, lease or instrument, commitment or arrangement to which the Company is a party or by which the Company or any of its properties, assets or rights are bound or affected, except where such violation, conflict, breach or default would not have a Material Adverse Effect, and (e) will not result in the creation or imposition of any lien.

               5.6 Binding Obligations.

                   (a) This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles.

                   (b) The Warrants are duly authorized and, when executed delivered and paid for in accordance with the terms of this Agreement, will be free and clear of all liens and restrictions, other than liens that may have been created or suffered by the Investor and restrictions imposed by the Securities Act, state securities laws or this Agreement.

                   (c) The Shares are duly authorized and, when issued in accordance with the terms of this Agreement, will be free and clear of all liens and restrictions, other than liens that may have been created or suffered by the Investor and restrictions imposed by the Securities Act, state securities laws or this Agreement.

                   (d) The Warrant Stock has been duly authorized and, when issued in accordance with the terms of the Warrants, will be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens and restrictions, other than liens that may have been created or suffered by the Investor and restrictions imposed by the Securities Act, state securities laws or this Agreement.

               5.7 Securities Laws. Subject to the accuracy of the representations and warranties contained in Section 4.2, the offer, issue and sale of the Shares, Warrants and (assuming no transfers of the Warrants and no change in applicable law between the date hereof and the date of exercise of the Warrants) the Warrant Stock are and will be exempt from the registration and prospectus delivery requirements of the

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Securities Act, and are exempt from qualification under the California
Securities Law and the state securities laws of the jurisdictions where the Investors are resident.

               5.8 Financial Statements. Included in the 2004 Annual Report are the Company's audited balance sheet (the "Balance Sheet") as of December 31, 2004 (the "Balance Sheet Date") and 2003, and the audited statement of operations, cash flow and shareholders' equity for periods then ended, together with the related opinion of Peterson & Co., independent certified public accountants. Included in the 2003 Amendment to Annual Report are the Company's audited balance sheets as of December 31, 2001, 2002 and 2003 and the audited statements of operations, cash flow and shareholders' equity for the period then ended, together with the related opinion of Peterson & Co., independent certified public accountants. The foregoing financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the Balance Sheet Date and the results of operations and changes in financial position of the Company for the periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods, except that the unaudited financial statements are subject to year-end audit adjustments and do not contain footnotes or statements of shareholders' equity and cash flow.

               5.9 Changes. Since the Balance Sheet Date, except as disclosed in the 2004 Annual Report, there has been no event which would have a Material Adverse Effect, and the Company has been operated only in the ordinary course of business, consistent with past practice.

               5.10 Litigation. There is no Action pending and, to the knowledge of the Company, there is no material Action threatened against the Company or its properties, assets or business. To the Company's knowledge, the Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or of any Governmental Entity.

               5.11 Brokers or Finders. Except as set forth on Annex D hereto, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

               5.12 Disclosure. The representations and warranties of the Company contained herein, when read together with the annexes hereto and the Form 10-QSB, the 2003 Annual Report, the 2003 Amendment to Annual Report and the 2004 Annual Report do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading.

            6. Conditions of Parties' Obligations.

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               6.1 Conditions of Investors' Obligations at the Closing. The
obligation of each Investor to purchase and pay for the Shares and Warrants which it has agreed to purchase on the Initial Closing Date (or, if applicable, the obligation of each Investor to purchase the Shares and Warrants which it has subscribed for on any Subsequent Closing Date) is subject to the fulfillment prior to or on the Initial Closing Date (or, if applicable, the Subsequent Closing Date) of the following conditions, any of which may be waived in whole or in part by such Investor.

                   (a) No Errors, etc. The representations and warranties of the Company under this Agreement shall be deemed to have been made again on the Initial Closing Date (and, if applicable, the Subsequent Closing Date) and shall then be true and correct in all material respects.

                   (b) Compliance with Agreement. The Company shall have performed and complied with, in all material respects, all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Initial Closing Date (and, if applicable, the Subsequent Closing
Date).

                   (c) Certificate of the Company. The Company shall have delivered to each Investor a certificate of the Company dated the Initial Closing Date or, the Subsequent Closing Date, as applicable, executed by its President, certifying the satisfaction of the conditions specified in subsections (a), (b), (d) and (e) of this Section 6.1.

                   (d) Qualification. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required from the Company in connection with the lawful issuance and sale of the Shares and Warrants to the Investors pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Initial Closing or, the Subsequent Closing Date, as applicable.

                   (e) Waivers from Holders of Preferred Stock. Each of (i) the holders of more than fifty percent of the outstanding Series D Preferred Stock,
(ii) the holders of more than fifty percent of the outstanding Series F Preferred Stock, (iii) the holders of more than fifty percent of the outstanding Series G Preferred Stock, (iv) the holders of more than fifty percent of the outstanding Series H Preferred Stock, and (v) the holders of more than fifty percent of the outstanding Series I Preferred Stock, shall have waived any anti-dilution rights and rights of first refusal they may have with respect to the issuance of the Shares, the Warrants and the Warrant Stock.

                   (f) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing or, the Subsequent Closing Date, as applicable, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and the Investors shall have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.

               6.2 Conditions of Company's Obligations. The Company's obligation to issue and sell the Shares and Warrants to the Investors on the Initial Closing Date and upon any Subsequent Closing Date is subject to the fulfillment prior to or at such date of (i) the conditions precedent specified in paragraphs
(d) and (e) of Section 6.1 hereof, and (ii) the representations and warranties of the Investors under this Agreement being deemed to have been made again on the Initial Closing Date (and, if applicable, the Subsequent Closing Date).

            7. Registration of Restricted Stock.

               7.1 Required Registration.

                   (a) Within 30 days after the Last Potential Closing Date, the Company shall use its best efforts to prepare and file a registration statement under the Securities Act, on a Form S-2 or other appropriate form selected by the Company, covering the Shares and Warrant Stock and shall use its commercially reasonable efforts to cause such registration statement to become effective within 120 days following the Last Potential Closing Date (the "Effectiveness Deadline Date") and to remain effective until the earlier to occur of the date (i) the Restricted Stock covered thereby have been sold, or
(ii) by which all Restricted Stock covered thereby may be sold under Rule 144, without volume limitations.

                   (b) Following the effectiveness of a registration statement filed pursuant to this section, the Company may, at any time, suspend the effectiveness of such registration for up to 60 days, as appropriate (a "Suspension Period"), by giving notice to the Holders of shares of Restricted Stock, if the Company shall have determined that the Company may be required to disclose any material corporate development which disclosure may have a Material Adverse Effect on the Company. The Holders of shares of Restricted Stock acknowledge that the Company is required to file a post-effective amendment to its registration statements on Form S-2 upon the filing of each of its quarterly and annual reports with the Commission and therefore a Suspension Period will occur between the Company's filing of its quarterly or annual report and the filing of the post-effective amendment to the registration statement on Form S-2. Notwithstanding the foregoing, no more than two Suspension Periods (i.e., 120 days) may occur in immediate succession. The Company shall use its best efforts to limit the duration and number of any Suspension Periods. The Holders of shares of Restricted Stock agree that, upon receipt of any notice from the Company of a Suspension Period, the Holders of shares of Restricted Stock shall forthwith discontinue disposition of shares of Restricted Stock covered by such registration statement or prospectus until the Holders of shares of Restricted Stock (i) are advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) have received copies of a supplemental or amended prospectus, if applicable, and (iii) have received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus.

               7.2 Registration Procedures. When the Company effects the registration of the Securities under the Securities Act pursuant to Section 7.1(a) hereof, the Company will, at its expense, as expeditiously as possible:

                   (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective for the period described herein, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period and such registration statement and prospectus accurate and complete for such period;

                   (b) Furnish to the Holders of securities participating in such registration such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders may reasonably request in order to facilitate the public offering of such securities;

                   (c) Use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

                   (d) Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                   (e) Notify such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                   (f) Prepare and file with the Commission, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Restricted Stock by such Holders;

                   (g) Prepare and promptly file with the Commission, and promptly notify such Holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                   (h) In case any of such Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations; and

                   (i) Advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

               7.3 Expenses. With respect to any registration effected pursuant to Section 7.1 hereof, all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith shall be borne by the Company; provided, however, that the Holders of shares of Restricted Stock shall bear their own legal fees, if any, and their pro rata share of any underwriting discounts or commissions.

               7.4 Indemnification.

                   (a) The Company will indemnify and hold harmless each Holder of shares of Restricted Stock which are included in a registration statement pursuant to the provisions of Section 7 hereof and any underwriter (as defined in the Securities Act) for such Holder, and any person who controls such Holder or such underwriter within the meaning of the Securities Act, and any officer, director, employee, agent, partner or affiliate of such Holder, from and against, and will reimburse such Holder and each such underwriter, controlling person, officer, director, employee, agent, partner and affiliate with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Holder or any such underwriter or controlling person or any such officer, director, employee, agent, partner or affiliate may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder, such underwriter or such controlling person or such officer, director, employee, agent, partner or affiliate in writing specifically for use in the preparation thereof.

                   (b) Each Holder of shares of the Restricted Stock which are included in a registration pursuant to the provisions of Section 7 hereof will indemnify and hold harmless the Company, and any Person who controls the Company within the meaning of the Securities Act, from and against, and will reimburse the Company and such controlling Persons with respect to, any and all losses, damages, liabilities, costs or expenses to which the Company or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by such Holder specifically for use in the preparation thereof. Notwithstanding the foregoing, the liability of any Holder of shares of Restricted Stock pursuant to this subsection (b) shall be limited to an amount equal to the per share sale price (less any underwriting discount and commissions) multiplied by the number of shares of Restricted Stock sold by such Holder pursuant to the registration statement which gives rise to such obligation to indemnify (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such losses, damages, liabilities, costs or expenses or any substantially similar losses, damages, liabilities, costs or expenses arising from the sale of such Restricted Stock).

                   (c) Promptly after receipt by a party indemnified pursuant to the provisions of paragraph (a) or (b) of this Section 7.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 7.4 and shall not relieve the indemnifying party from liability under this Section 7.4 unless such indemnifying party is prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                   (d) If the indemnification provided for in subsection (a) or
(b) of this Section 7.4 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder of shares of Restricted Stock shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the per share sale price (less any underwriting discount and commissions) multiplied by the number of shares of Restricted Stock sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Restricted Stock). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

               7.5 Reporting Requirements Under the Exchange Act. The Company shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. The Company acknowledges and agrees that the purpose of the requirements contained in this
Section 7.5 is to enable the Holders of shares of Restricted Stock to comply with the current public information requirement contained in paragraph (c) of Rule 144 should any such Holder ever wish to dispose of any of the Restricted Stock without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision).

               7.6 Stockholder Information. The Company may require each Holder of shares of Restricted Stock to furnish the Company such information with respect to such Holder and the distribution of its Restricted Stock as the Company may from time to time reasonably request in writing as shall be required by law or by the Commission in connection therewith.

               7.7 Delay of Registration.

                   (a) If the Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Deadline Date, then for each day following the Effectiveness Deadline Date until, but excluding the date the Registration Statement is declared effective by the Commission, the Company shall, for each such day, pay the Investors, as liquidated damages and not as a penalty, an amount equal to a weekly rate of 0.20% of the Required Initial Payment or Subscription Deposit, as applicable; and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs.

                   (b) The parties agree that the sole damages payable for a violation of the terms of this Section 7 with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Section 7.

                   (c) The parties hereto agree that the liquidated damages provided for in this Section 7 constitute a reasonable estimate of the damages that may be incurred by the Investors by reason of the failure of the Registration Statement to be filed in accordance with the provisions hereof.

            8. Miscellaneous.

               8.1 Waivers and Amendments.

                   (a) With the written consent of the Holders of a Majority of the Restricted Stock then outstanding, the obligations of the Company and the rights of the Holders of the Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights hereunder of the Holders of the Securities and the Company; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid proportion of Restricted Stock, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all of the Restricted Stock; and provided further that the obligation of the Company to register the Restricted Stock, as set forth in Section 7.1 hereof, may not be waived or amended without the written consent of all the Holders of the shares of Restricted Stock then outstanding; provided, further, that the Company may, in its sole discretion, amend Annex A-2 from time to time on or prior to the Last Potential Closing Date as provided pursuant to Section 3(e) hereof.

                   (b) Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company shall promptly give written notice thereof to the Holders of the shares of Restricted Stock who have not previously consented thereto in writing.

               8.2 Effect of Waiver or Amendment. Each Investor acknowledges that by operation of Section 8.1 hereof the Holders of a Majority of the Restricted Stock then outstanding will, subject to the limitations contained in such Section 8.1, have the right and power to diminish or eliminate certain rights of such Investor under this Agreement.

               8.3 Rights of Holders Inter Se. Each Holder of Securities shall have the absolute right to exercise or refrain from exercising any right or rights which such Holder may have by reason of this Agreement or any Security, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Holder shall not incur any liability to any other Holder or Holders of Securities with respect to exercising or refraining from exercising any such right or rights.

               8.4 Exculpation Among Investors and Holders. Each Investor acknowledges that it is not relying upon any other Investor, or any officer, director, employee, agent, partner or affiliate of any such other Investor, in making its investment or decision to invest in the Company or in monitoring such investment. Each Investor agrees that no Investor nor any controlling person, officer, director, stockholder, partner, agent or employee of any Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Company or the Securities, or both.

               8.5 Brokers or Finders. Each Investor represents and warrants to the Company and each other Investor that, as a result of such Investor's actions, except as set forth under Section 5.11 of Annex D, no Person has, or as a result of the transaction as contemplated herein will have, any right or valid claim against the Company or any other Investor for any commission, fee or other compensation as a finder or broker, or in a similar capacity.

               8.6 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be given personally, by certified mail (return receipt requested, postage prepaid), by air courier (with signed acknowledgment of receipt) or by facsimile transmission (with confirmation of transmission):

                   (a) If to any Holder of any of the Securities, addressed to such Holder at its address (or to its telecopier number) shown on his or its signature page hereto, or at such other address (or telecopier number) as such Holder may specify by written notice to the Company, or

                   (b) If to the Company, addressed to it at 10655 Sorrento Valley Road, San Diego, California 92121 (or, if by telecopier, to (619) 558-6477) or at such other address (or telecopier number) as the Company may specify by written notice to the Investors, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given upon receipt.

               8.7 Entire Agreement. This Agreement and the Warrants (including the schedules, annexes and exhibits to each) constitute the entire agreement among the parties with respect to the subject matter hereof and supercede all prior and contemporaneous agreements, negotiations, discussions, arrangements or understandings with respect thereto.

               8.8 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

               8.9 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors of the parties hereto. This Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and permitted assigns.

               8.10 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

               8.11 Choice of Law. Except where the issue for determination is one of corporate law, in which case the Delaware General Corporation Law shall govern, it is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of California should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

               8.12 Expenses. Each party to this Agreement shall bear its own costs and expenses incurred with the negotiation and execution of this Agreement and the performance of the transactions contemplated hereby.

               8.13 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

               8.14 Publicity. No party hereto shall originate any press release or other public announcement, written or oral, relating to this Agreement, or to performance hereunder or the existence of any arrangement among the parties hereto without the prior approval of the other parties hereto which may be the subject of such press release or announcement, except to the extent that such press release or announcement is reasonably concluded by a party to be required by applicable law. The Investors acknowledge that the Company will be required to file a copy of this Agreement, and the other agreements and instruments contemplated hereby, with the Commission and to describe these transactions in its public filings, including in the registration statement contemplated by
Section 7.1 (which registration statement shall also include the name of each Investor). Subject to the foregoing, the Company will not use the name of any Investor in a public announcement without such Investor's prior consent.


                            [Signature pages follow]

               IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

                                 PROTEIN POLYMER TECHNOLOGIES, INC.



                                 By:    /s/ J. Thomas Parmeter
                                    --------------------------------------------
                                        J. Thomas Parmeter
                                        Chief Executive Officer

[INVESTOR SIGNATURE PAGE TO PURCHASE AGREEMENT]

The foregoing Agreement
is hereby accepted as of the
date first above written.

*
--------------------------------------------

--------------------------------------------



By:
    -------------------------------------------------

         Its:
              ---------------------------------------

Social Security or Taxpayer ID No.:_________________



Address for Notices:

         ------------------------------------------

         ------------------------------------------

         ------------------------------------------
         Telecopier No.:
                        ---------------------------



Exact Name of Investor to appear on Share Certificate:


-------------------------------------------------------------




* Note: A signature page in this form was executed by each Investor whose name appears on Annex A-1.

                                    ANNEX A-1
                                    ---------

           SCHEDULE OF INITIAL INVESTORS AND REQUIRED INITIAL PAYMENT



                                                           Number
          Name                Number of Shares               of                Required Initial
          ----                Being Purchased             Warrants                 Payment
                              ----------------            --------                 -------

Michael S. Luther                 378,787                  189,394               $125,000.00

LaddcapValue Partners LP         1,000,000                 500,000               $330,000.00

Elliot Briody                     600,000                  300,000               $198,000.00

Kimberly A. Marshall              100,000                  50,000                 $33,000.00

Robert J. Walsh                   100,000                  50,000                 $33,000.00

Walter J. Klinger and
Janet A. Klinger as                10,000                   5,000                 $3,300.00
Joint Tenants W/R/O/S

Ira B. Lauter                      10,000                   5,000                 $3,300.00

Yale H. Lauter                     30,000                  15,000                 $9,900.00

Richard W. Hurckes                500,000                  250,000               $165,000.00

Nite Capital L.P.                 800,000                  400,000               $264,000.00

Gemini Master Fund, Ltd.          303,030                  151,515               $100,000.00

Diana Von Mueffling               100,000                  50,000                 $33,000.00

Cardinal Bear LLC                 300,000                  150,000                $99,000.00

Anders Larson                     999,924                  499,962               $329,975.00

Catalytix LDC                     151,516                  75,758                 $50,000.28

Catalytix Life Science            151,516                  75,758                 $50,000.28
Hedge

William Anthony Forstmann         151,515                  75,757                 $50,000.00

Enable Growth Partners LP        1,212,121                 606,060               $400,000.00

Cordillera Fund, L.P.            2,151,515                1,075,757              $710,000.00

Hare & Co. (Redec &              3,189,246                1,594,622            $1,052,452.05 *
Associates LLC)

Hare & Co. (Mathew                489,099                  244,549              $161,402.74 **
Szulik)


          TOTAL                  12,728,269               6,364,132             $4,200,330.35
          -----


* This amount represents the conversion of short term promissory notes previously issued to the Investor by the Company on 8/12/04, 8/19/04, 9/xx/04, 12/22/04, and 1/4/05.

** This amount represents the conversion of a short term promissory note previously issued to the Investor by the Company on 2/28/05.

                                    ANNEX A-2
                                    ---------

                 SCHEDULE OF INVESTORS AND SUBSCRIPTION DEPOSIT


                                Number of            Number       Subscription
                                 Shares                of
Name                          Subscribed For        Warrants        Deposit
----                          --------------        --------        -------